Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER 2025 RESULTS

PHOENIX, AZ., February 18, 2026—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 20 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended December 31, 2025.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

For the three months ended December 31, 2025:

●	Service revenue for the three months ended December 31, 2025 was $308.1 million, an increase of $15.5 million, or 5.3%, as compared to service revenue of $292.6 million for the three months ended December 31, 2024. The increase year over year in service revenue was primarily due to an increase in university partner enrollments of 7.1% to 136,239 at December 31, 2025 as compared to 127,155 at December 31, 2024. Revenue per student decreased slightly between years primarily due to contract modifications with some of our university partners in which our revenue share percentage was reduced in exchange for us no longer reimbursing these partners for certain faculty costs which had the effect of reducing revenue per student, as well as a slight decline year over year in revenue per student for online students due to the continued mix shift to students that have a slightly lower net tuition rate. Revenue per student also declined due to the start date for the ground campus at Grand Canyon University (“GCU”), our most significant partner, shifting one day of revenue from the fourth quarter to the third quarter in 2025 which had a $0.9 million impact. These decreases were partially offset by the service revenue per student for accelerated Bachelor of Science in Nursing (“ABSN”) students at our off-campus classroom and laboratory sites generating a significantly higher revenue per student than we earn under our agreement with GCU as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of our partners’ students take more credits on average per semester.
●	GCU enrollments increased to 131,826 at December 31, 2025, an increase of 7.0% over enrollments at December 31, 2024. University partner enrollments at our off-campus classroom and laboratory sites were 5,738, an increase of 16.6% over enrollments at December 31, 2024, which includes 1,325 and 913 GCU students at December 31, 2025 and 2024, respectively. Excluding sites closed in 2024 to new enrollments, total enrollments at our off-campus classroom and laboratory sites increased 18.7% between years. We opened six sites in the year ended December 31, 2024 and five new sites in the year ended December 31, 2025, closed two sites at which we stopped recruiting new students in 2024 and merged two sites that were located in the same market bringing the total number of these off-campus sites to 47 at December 31, 2025, all of which has also positively impacted the enrollment growth. Enrollments for GCU ground students were 24,678 at December 31, 2025 up from 24,552 at December 31, 2024. GCU online enrollments were 107,148 at December 31, 2025, up from 98,597 at December 31, 2024, an increase of 8.7% between years.
●	Operating income for the three months ended December 31, 2025 was $108.1 million, an increase of $8.1 million, or 8.1%, as compared to $100.0 million for the same period in 2024. The operating margin for the three months ended December 31, 2025 and 2024 was 35.1% and 34.2%, respectively.
●	Income tax expense for the three months ended December 31, 2025 was $25.0 million, an increase of $2.9 million, or 13.5%, as compared to income tax expense of $22.1 million for the three months ended December 31, 2024. Our effective tax rate was 22.4% during the three months ended December 31, 2025 compared to 21.2% during the three months ended December 31, 2024. The effective tax rate increased year over year due to higher state income taxes.
●	Net income for the three months ended December 31, 2025 was $86.7 million, an increase of $4.8 million, or 5.9% as compared to $81.9 million for the same period in 2024. As adjusted net income was $88.7 million and $85.1 million for the fourth quarters of 2025 and 2024, respectively.
●	Diluted net income per share was $3.14 and $2.84 for the fourth quarters of 2025 and 2024, respectively. As adjusted diluted net income per share was $3.21 and $2.95 for the fourth quarters of 2025 and 2024, respectively.
●	Adjusted EBITDA increased 5.8% to $123.3 million for the fourth quarter of 2025, compared to $116.6 million for the same period in 2024.

For the year ended December 31, 2025:

●	Service revenue for the year ended December 31, 2025 was $1,106.1 million, an increase of $73.1 million, or 7.1%, as compared to service revenue of $1,033.0 million for the year ended December 31, 2024. The increase year over year in service revenue was primarily due to an increase in university partner enrollments of 7.1% to 136,239 at December 31, 2025 as compared to 127,155 at December 31, 2024. Revenue per student was flat between years primarily due to the additional day for leap year in 2024 which added additional service revenue of $1.5 million as compared to 2025, contract modifications with some of our university partners in which our revenue share percentage was reduced in exchange for us no longer reimbursing these partners for certain faculty costs, a slight decline year over year in revenue per student for online students due to the continued mix shift to students that have a slightly lower net tuition rate, and a slight decline in residential students at GCU between years. These decreases were offset by the service revenue per student for ABSN students at off-campus classroom and laboratory sites generating a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of our partners’ students take more credits on average per semester.
●	Operating income for the year ended December 31, 2025 was $265.9 million, a decrease of $9.5 million, or 3.4%, as compared to $275.4 million for the year ended December 31, 2024. The operating margin for the years ended December 31, 2025 and 2024 was 24.0% and 26.7%, respectively. Operating income and operating margin were materially impacted in the year ended December 31, 2025 by a litigation settlement of $35.0 million related to a qui tam lawsuit; lease termination, impairment and other costs in the amount of $2.4 million due to the Company executing its lease termination provision on an office lease and the impairment of two off-campus classroom and laboratory site leases as the teach out at those locations has completed; loss on disposal of assets of $0.9 million; and $0.3 million of severance costs. Operating income and operating margin were negatively impacted in the year ended December 31, 2024 by impairment and other costs of $1.9 million, severance costs of $1.1 million related to an executive that resigned effective June 30, 2024 and loss on disposal of assets of $0.1 million. Excluding these costs and the amortization of intangible assets of $8.4 million in both the years ended December 31, 2025 and 2024, adjusted operating income and adjusted operating margin were $313.0 million and 28.3%, respectively, for the year ended December 31, 2025 compared to adjusted operating income and adjusted operating margin of $287.0 million and 27.8%, respectively for the year ended December 31, 2024. The operating income and operating margin for the year ended December 31, 2025 were positively impacted as compared to 2024 by contract modifications with some of our university partners in which our revenue share percentage was reduced in exchange for us no longer reimbursing the partner for certain faculty costs which had the effect of reducing operating expenses and revenue per student, which effects were partially offset by the additional day for leap year in 2024 which added additional service revenue of $1.5 million as compared to 2025.
●	Income tax expense for the year ended December 31, 2025 was $63.7 million, a decrease of $1.4 million, or 2.2%, as compared to income tax expense of $65.1 million for the year ended December 31, 2024. This decrease is primarily due to the decrease in our income before taxes between years. Our effective tax rate was 22.8% during the year ended December 31, 2025 compared to 22.3% during the year ended December 31, 2024. The effective tax rate was favorably impacted year over year primarily due to an increase in excess tax benefits of $2.7 million as compared to $1.5 million in the years ended December 31, 2025 and 2024, respectively. The effective tax rate was also favorably impacted by an increase in contributions made in lieu of state income taxes to $5.0 million as compared to $4.5 million in the prior year. These impacts were offset by the tax treatment of the litigation settlement recorded in the third quarter and changes in state income taxes.
●	Net income for the year ended December 31, 2025 was $216.2 million, a decrease of $10.0 million, or 4.4% as compared to $226.2 million for the same period in 2024. As adjusted net income was $254.5 million and $235.2 million for the years ended December 31, 2025 and 2024, respectively.
●	Diluted net income per share was $7.71 and $7.73 for the years ended December 31, 2025 and 2024, respectively. As adjusted diluted net income per share was $9.08 and $8.04 for the years ended December 31, 2025 and 2024, respectively.
●	Adjusted EBITDA increased 8.4% to $368.6 million for the year ended December 31, 2025, compared to $340.0 million for the same period in 2024.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments decreased by $24.5 million between December 31, 2024 and December 31, 2025, which was largely attributable to cash expended for share repurchases and capital expenditures exceeding our cash provided by operations during the year ended December 31, 2025. Our unrestricted cash and cash equivalents and investments were $300.1 million and $324.6 million at December 31, 2025 and 2024, respectively.

Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results and Full Year Outlook 2026

2026 Outlook

Q1 2026:

●	Service revenue of between $307.0 million and $308.0 million;
●	Operating margin of between 30.0% and 30.3%;
●	Effective tax rate of 23.4%;
●	Diluted EPS of between $2.70 and $2.73; and
●	27.0 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $2.76 and $2.79.

Q2 2026:

●	Service revenue of between $260.0 million and $264.0 million;
●	Operating margin of between 20.1% and 21.3%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.56 and $1.68; and
●	26.6 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.62 and $1.74.

Q3 2026:

●	Service revenue of between $271.5 million and $278.5 million;
●	Operating margin of between 21.0% and 23.0%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.72 and $1.91; and
●	26.3 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.78 and $1.97.

Q4 2026:

●	Service revenue of between $329.0 million and $338.5 million;
●	Operating margin of between 36.4% and 38.2%;
●	Effective tax rate of 24.3%;
●	Diluted EPS of between $3.57 and $3.85; and
●	26.0 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $3.63 and $3.91.

Full Year 2026:

●	Service revenue of between $1,167.5 million and $1,189.0 million;
●	Operating margin of between 27.5% and 28.8%;
●	Effective tax rate of 24.3%;
●	Diluted EPS between $9.55 and $10.16; and
●	26.5 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.4 million, which equates to a $0.24 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $9.79 and $10.40.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of federal securities laws including information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: (i) legal and regulatory actions taken against us related to our services business, or against our university partners that impact their businesses and that directly or indirectly reduce the service revenue we can earn under our master services agreements; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key university partner agreements; (iii) our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; (iv) our ability to comply with the extensive regulatory framework applicable to us either directly as a third-party service provider or indirectly through our university partners; (v) our ability to manage risks associated with epidemics, pandemics, or public health crises; (vi) our ability to manage risks resulting from system disruptions, interruptions, or outages associated with our technology platforms or those of third-party service providers; (vii) the ability of our university partners’ students to obtain federal Title IV funds, state financial aid, and private financing; (viii) potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise; (ix) risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; (x) competition from other education service companies in our geographic region and market sector; (xi) our ability to hire and train new, and develop and train existing employees; (xii) the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; (xiii) fluctuations in our revenues due to seasonality; (xiv) our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; and (xv) other risks and uncertainties identified from time to time in documents filed with the Securities and Exchange Commission (the “SEC”) by us, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 18, 2026.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC.  Understanding the information contained in these filings is important in order to fully understand GCE’s reported financial results and our business outlook for future periods.

Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter 2025 results and full year 2026 outlook during a conference call scheduled for today, February 18, 2026 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q4 2025 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 20 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(In thousands, except per share data)
Service revenue	$308,119	$292,573	$1,106,070	$1,033,002
Costs and expenses:
Technology and academic services	45,354	43,004	175,060	165,085
Counseling services and support	88,400	85,327	342,650	323,484
Marketing and communication	53,692	49,646	229,204	212,420
General and administrative	10,490	10,568	47,416	46,298
Litigation settlement	—	—	35,000	—
Lease termination, impairment and other	—	1,897	2,411	1,897
Amortization of intangible assets	2,104	2,104	8,419	8,419
Total costs and expenses	200,040	192,546	840,160	757,603
Operating income	108,079	100,027	265,910	275,399
Investment interest and other	3,697	3,925	13,941	15,916
Income before income taxes	111,776	103,952	279,851	291,315
Income tax expense	25,044	22,073	63,681	65,081
Net income	$86,732	$81,879	$216,170	$226,234
Earnings per share:
Basic income per share	$3.16	$2.86	$7.76	$7.77
Diluted income per share	$3.14	$2.84	$7.71	$7.73
Basic weighted average shares outstanding	27,446	28,677	27,862	29,104
Diluted weighted average shares outstanding	27,608	28,872	28,024	29,271

Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of December 31,	As of December 31,
(In thousands, except par value)	2025	2024
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$111,762	$324,623
Investments	188,317	—
Accounts receivable, net	84,278	82,948
Income taxes receivable	2,392	490
Other current assets	13,430	11,915
Total current assets	400,179	419,976
Property and equipment, net	178,957	176,823
Right-of-use assets	96,571	99,541
Amortizable intangible assets, net	151,543	159,962
Goodwill	160,766	160,766
Other assets	4,289	1,357
Total assets	$992,305	$1,018,425
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$24,347	$26,721
Accrued compensation and benefits	35,199	33,183
Accrued liabilities	32,283	29,620
Income taxes payable	3,355	8,559
Deferred revenue	—	—
Current portion of lease liability	14,568	12,883
Total current liabilities	109,752	110,966
Deferred income taxes, noncurrent	41,426	26,527
Other long-term liabilities	1,439	1,444
Lease liability, less current portion	92,755	95,635
Total liabilities	245,372	234,572
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 54,178 and 54,090 shares issued and 27,393 and 28,858 shares outstanding at December 31, 2025 and December 31, 2024, respectively	542	541
Treasury stock, at cost, 26,785 and 25,232 shares of common stock at December 31, 2025 and December 31, 2024, respectively	(2,291,610)	(2,024,370)
Additional paid-in capital	350,374	336,736
Accumulated other comprehensive gain	511	—
Retained earnings	2,687,116	2,470,946
Total stockholders’ equity	746,933	783,853
Total liabilities and stockholders’ equity	$992,305	$1,018,425

Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
(In thousands)	2025	2024

Cash flows provided by operating activities:
Net income	$216,170	$226,234
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	13,639	14,225
Depreciation and amortization	31,483	28,135
Amortization of intangible assets	8,419	8,419
Deferred income taxes	14,739	(165)
Lease termination, impairment and other	2,411	—
Other, including fixed asset disposals	(154)	1,227
Changes in assets and liabilities:
Accounts receivable from university partners	(1,330)	(4,137)
Other assets	(4,192)	1,170
Right-of-use assets and lease liabilities	671	1,799
Accounts payable	(3,451)	9,664
Accrued liabilities	2,192	4,252
Income taxes receivable/payable	(7,106)	(865)
Net cash provided by operating activities	273,491	289,958
Cash flows (used in) provided by investing activities:
Capital expenditures	(34,843)	(37,248)
Additions of amortizable content	(60)	(412)
Purchase of equity investment	(1,000)	—
Loss on equity investment	500	—
Purchases of investments	(241,723)	(48,594)
Proceeds from sale or maturity of investments	55,532	147,619
Net cash (used in) provided by investing activities	(221,594)	61,365
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(264,758)	(173,175)
Net cash used in financing activities	(264,758)	(173,175)
Net (decrease) increase in cash and cash equivalents and restricted cash	(212,861)	178,148
Cash and cash equivalents and restricted cash, beginning of period	324,623	146,475
Cash and cash equivalents and restricted cash, end of period	$111,762	$324,623
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$4
Cash paid for income taxes	$53,896	$65,261
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$835	$1,065
ROU Asset and Liability recognition	$—	$7,087
Excise tax on treasury stock repurchases	$2,482	$1,502

Grand Canyon Education, Inc. Reports Fourth Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation; and (iii) unusual charges or gains, such as litigation and regulatory costs, impairment charges and asset write-offs, severance costs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things, it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;
●	changes in, or cash requirements for, our working capital requirements;
●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and
●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$86,732	$81,879	$216,170	$226,234
Less: investment interest and other	(3,697)	(3,925)	(13,941)	(15,916)
Plus: income tax expense	25,044	22,073	63,681	65,081
Plus: amortization of intangible assets	2,104	2,104	8,419	8,419
Plus: depreciation and amortization	8,160	7,428	31,483	28,135
EBITDA	118,343	109,559	305,812	311,953
Plus: contributions in lieu of state income taxes	—	—	5,000	4,500
Plus: share-based compensation	3,228	3,370	13,639	14,225
Plus: litigation and regulatory costs	1,266	1,715	40,486	6,203
Plus: lease termination, impairment and other	—	1,897	2,411	1,897
Plus: severance costs	—	—	299	1,133
Plus: loss on fixed asset disposal	471	31	941	102
Adjusted EBITDA	$123,308	$116,572	$368,588	$340,013

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets; the litigation settlement; lease termination costs, impairments and other costs; severance costs; and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three months and years ended December 31, 2025 and 2024, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

	(Unaudited, in thousands except per share data)
GAAP Net income	$86,732	$81,879	$216,170	$226,234
Plus: Amortization of intangible assets	2,104	2,104	8,419	8,419
Plus: Litigation settlement	—	—	35,000	—
Plus: Lease termination, impairment and other	—	1,897	2,411	1,897
Plus: Severance costs	—	—	299	1,133
Plus: Loss on disposal of fixed assets	471	31	941	102
Less: Income tax effects of adjustments (1)	(577)	(856)	(8,775)	(2,580)
As Adjusted, Non-GAAP Net income	$88,730	$85,055	$254,465	$235,205

GAAP Diluted income per share	$3.14	$2.84	$7.71	$7.73
Plus: Amortization of intangible assets (2)	0.06	0.06	0.23	0.22
Plus: Litigation settlement (3)	-	-	1.03	-
Plus: Lease termination, impairment and other (4)	-	0.05	0.07	0.05
Plus: Severance costs (5)	-	-	0.01	0.03
Plus: Loss on disposal of fixed assets (6)	0.01	0.00	0.03	0.00
As Adjusted, Non-GAAP Diluted income per share	$3.21	$2.95	$9.08	$8.04

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results. The tax effect for the reserve for litigation was 17.43% for the year ended December 31, 2025, due to non-deductible components.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 for both of the three months ended December 31, 2025 and 2024, and net of an income tax benefit of $0.07 and $0.06 for the years ended December 31, 2025 and 2024, respectively.

(3)	The litigation settlement per diluted share is net of an income tax benefit of $0.22 for the year ended December 31, 2025.
(4)	The lease termination, impairment and other per diluted share is net of an income tax benefit of $0.01 for the three months ended December 31, 2024, and net of an income tax benefit of $0.02 and $0.01 for the years ended December 31, 2025 and 2024, respectively.
(5)	The severance costs per diluted share is net of an income tax benefit of $0.00 and $0.01 for the years ended December 31, 2025 and 2024, respectively.
(6)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of nil for both of the three months ended December 31, 2025 and 2024, and net of an income tax benefit of $0.01 and $0.00 for the years ended December 31, 2025 and 2024, respectively.